Exhibit 5.2

October 20, 2023

Siyata Mobile Inc.

7404 King George Blvd., Suite 200, King’s Cross

Surrey, British Columbia V3W 1N6, Canada

Re: Siyata Mobile Inc. - Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as United States counsel to Siyata Mobile Inc., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”), in connection with the filing of a registration statement on Form F-1, as amended (the “Registration Statement”) (File No. 333-274927), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and proposed maximum aggregate offering price by the Company of up to an aggregate amount of (A) (i) up to 2,380,952 shares of our common shares, no par value per share, of the Company (the “Common Shares”), and/or (ii) up to 2,380,952 of pre-funded warrants (the “Pre-Funded Warrants”) to purchase Common Shares, and (B) up to 119,048 of warrants (the “Placement Agent Warrants”, and, together with the Pre-Funded Warrants, the Common Shares, and the Common Shares underlying the Pre-Funded Warrants, and the Placement Agent Warrants, the “Securities”) to purchase Common Shares issuable to the Placement Agent (as defined below). The Securities are being registered by the Company, which has engaged Maxim Group LLC (the “Placement Agent”) to act as the placement agent in connection with a public offering of the Company’s Securities (the “Offering”).

In rendering the opinions set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Common Shares will be duly executed and delivered.

We have also assumed that: (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Pre-Funded Warrants and the Placement Agent’s Warrants; (iv) the Company has the corporate power and authority to execute, deliver and perform all its respective obligations under the Pre-Funded Warrants and the Placement Agent’s Warrants; (v) the Pre-Funded Warrants and the Placement Agent’s Warrants have been duly authorized by all requisite corporate action on the part of the Company; (vi) all questions concerning the construction, validity, enforcement and interpretation of the Pre-Funded Warrants and the Placement Agent’s Warrants shall be governed by the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; (vii) service of process will be effected in the manner and pursuant to the methods set forth in the said warrants; (viii) that the said agreements noted above are enforceable under the laws of the Company’s jurisdiction of incorporation; and (ix) at the time of exercise of the Pre-Funded Warrants and the Placement Agent’s Warrants, a sufficient number of Common Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Shares in connection with such exercise is in an amount that is valid under the laws of the Company’s jurisdiction of incorporation.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

In connection with this matter, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America and the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Canada. Because the Purchase Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law.

Based upon and subject to the foregoing, we are of the opinion that: (i) when the Pre-Funded Warrants have been duly executed and delivered by the Company against payment of the consideration, such Pre-Funded Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ii) when the Placement Agent Warrants have been duly executed and delivered by the Company against receipt of the consideration therefor, such Placement Agent Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion set forth above with respect to the validity or binding effect of any security or obligation may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors; (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing by the Company of the Registration Statement on Form F-1 and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW